EQUITABLE ACCUMULATOR EXPRESS (TSA)

                                      DATA


PART A -- THIS PART LISTS YOUR PERSONAL DATA.


OWNER:         John Doe

ANNUITANT:     John Doe                         Age: 52        Sex: Male

CONTRACT NUMBER:                    00000

        ENDORSEMENTS ATTACHED:  Endorsement Applicable to TSA Contracts
                                Endorsement Applicable to Market Value
                                  Adjustment Terms
                                Rider to Endorsement Applicable to Market Value
                                  Adjustment Terms

        ISSUE DATE:             February 1, 2000

        CONTRACT DATE:          February 1, 2000

ANNUITY COMMENCEMENT DATE:      December 14, 2018

        THE MAXIMUM MATURITY AGE IS AGE 90 -- SEE SECTION 7.03.
        The Annuity Commencement Date may not be later than the Processing Date which follows your 90th birthday.

        However, if you choose a date later than age 70 1/2, distribution of at least the minimum payments required must commence by April 1 of the calendar year following the calendar year in which you attain age 70 1/2 (see item 2 of the Endorsement Applicable to TSA Contracts).

GUARANTEED BENEFITS:      Guaranteed Minimum Death Benefit

BENEFICIARY:   Jane Doe

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PART B -- THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CONTRACT.
------

INITIAL CONTRIBUTION RECEIVED (SEE SECTION 3.02):         $10,000.00

INVESTMENT OPTIONS AVAILABLE (SEE PART II); YOUR ALLOCATION IS ALSO SHOWN.

INVESTMENT OPTIONS                                 ALLOCATION (SEE SECTION 3.01)
------------------                                 -----------------------------
o Alliance Money Market Fund
o Alliance High Yield Fund
o Alliance Common Stock Fund
o Alliance Aggressive Stock Fund
o Alliance Small Cap Growth Fund
o BT Equity 500 Index Fund
o BT Small Company Index Fund
o BT International Equity Index Fund
o Capital Guardian International Fund
o Capital Guardian Research Fund
o Capital Guardian U.S. Equity Fund                $10,000.00
o EQ/Alliance Premier Growth Fund
o EQ/Putnam Growth & Income Value Fund
o EQ/Putnam International Equity Fund
o EQ/Putnam Investors Growth Fund
o JPM Core Bond Fund
o Lazard Large Cap Value Fund
o Lazard Small Cap Value Fund
o MFS Emerging Growth Companies Fund
o MFS Growth with Income Fund
o MFS Research Fund
o Morgan Stanley Emerging Markets Equity Fund
o GUARANTEE PERIODS (CLASS I)
  EXPIRATION DATE AND GUARANTEED RATE
  February 15, 2001
  February 15, 2002
  February 15, 2003
  February 15, 2004
  February 15, 2005
  February 15, 2006
  February 15, 2007
  February 15, 2008
  February 15, 2009
  February 15, 2010
                                          ---------------------------
                                          TOTAL:         $10,000.00

Investment Options shown are Investment Funds of our Separate Account No. 49 and Guarantee Periods shown are in the Guaranteed Period Account. See Endorsement Applicable to Market Value Adjustment Terms.

"TYPES" OF INVESTMENT OPTIONS (SEE SECTION 4.02):  Not applicable

GUARANTEED INTEREST ACCOUNT (SEE SECTION 2.01):    Not available under this
                                                   Contract

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ANNUITY ACCOUNT VALUE (SEE SECTION 1.02): If a loan is outstanding, Annuity
Account Value means the sum of the amounts in the Investment Options, plus any amount in the Loan Reserve Account.

BUSINESS DAY (SEE SECTION 1.05): A Business Day for this Contract will mean generally any day on which the New York Stock Exchange is open for trading.

PROCESSING DATES (SEE SECTION 1.19): A Processing Date is each Contract Date anniversary.

AVAILABILITY OF INVESTMENT OPTIONS (SEE SECTION 2.04): (See Data pages, Part C; Allocation Restrictions)

ALLOCATION OF CONTRIBUTIONS (SEE SECTION 3.01): Your initial and any subsequent Contributions are allocated according to your instructions.

CONTRIBUTION LIMITS (SEE SECTION 3.02): The only Contributions we will accept are rollover and direct transfer Contributions described in the second sentence of item 5 in the Endorsement Applicable to TSA Contracts. We will not accept Contributions from employers. The second paragraph of item 5 in the Endorsement does not apply. Your initial Contributions must be at least $5,000. Subsequent rollover or direct transfer Contributions may be made in an amount of at least $1,000. Rollover and direct transfer Contributions may be made at any time until you attain age 84. However, any amount contributed after you attain age 70 1/2 must be net of your minimum distribution for the year in which the rollover or direct transfer Contribution is made (see item 8 Required Minimum Distributions in Endorsement Applicable to TSA Contracts). We may refuse to accept any Contribution if the sum of all Contributions under all accumulation Contracts with the same Annuitant would then total more than $1,500,000. We may also refuse to accept any Contribution if the sum of all Contributions under all Equitable Life annuity accumulation certificates/contracts that you own would then total more than $2,500,000.

TRANSFER RULES (SEE SECTION 4.02): Transfers among the Investment Options may be made at any time during the Contract Year.

ALLOCATION OF WITHDRAWALS (SEE SECTION 5.01): Lump Sum Withdrawals - You must provide withdrawal instructions indicating from which Investment Options the Lump Sum Withdrawal and any withdrawal charge will be taken; Minimum Distribution Withdrawals - Unless you specify otherwise, Minimum Distribution Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

WITHDRAWAL RESTRICTIONS (SEE SECTION 5.01): Minimum Distribution Withdrawals - May be elected in the year in which you attain age 70 1/2 or at a later date. Minimum Distribution Withdrawals will be made annually.

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MINIMUM WITHDRAWAL AMOUNT (SEE SECTION 5.01): Lump Sum Withdrawals minimum -
$300; Minimum Distribution Withdrawals minimum - $250.

MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE AFTER A WITHDRAWAL (SEE SECTION 5.02):
$500.

If there is a loan outstanding, the amount withdrawn will be limited such that the Cash Value remaining after a withdrawal is equal to at least 10% of the outstanding loan amount.

We will NOT exercise our rights, described in Sections 5.02(b) and 5.02(c), to terminate the Contract.

DEATH BENEFIT AMOUNT (SEE SECTION 6.01):
The death benefit is equal to the Annuity Account Value or, if greater, the Guaranteed Minimum Death Benefit defined below. The death benefit will be reduced by any outstanding loan balance.

Guaranteed Minimum Death Benefit
The Annuity Account Value or, if greater, the Guaranteed Minimum Death Benefit. The Guaranteed Minimum Death Benefit is the sum of all Contributions made, less
     (a)  any tax charge that applies,
     (b) the sum of all prior withdrawals and associated withdrawal charges, if any, and
     (c)  any loan repayments.

NORMAL FORM OF ANNUITY (SEE SECTION 7.04): Life Annuity 10 Year Period Certain or Joint and Survivor Life Annuity 10 Year Period Certain

AMOUNT OF ANNUITY BENEFIT (SEE SECTION 7.05): The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years the amount applied will be no less than 95% of the Annuity Account Value.

INTEREST RATE TO BE APPLIED IN ADJUSTING FOR MISSTATEMENT OF AGE OR SEX (SEE
SECTION 7.06): 6% per year

MINIMUM AMOUNT TO BE APPLIED TO AN ANNUITY (SEE SECTION 7.06): $2,000, as well as minimum of $20 for initial monthly annuity payment.

WITHDRAWAL CHARGES (SEE SECTION 8.01): A withdrawal charge will be imposed as a percentage of each Contribution made to the extent that (i) any withdrawals during a Contract Year exceed the Free Corridor Amount as discussed in Section
8.01 or, (ii) the Contract is surrendered to receive the Cash Value. We determine the withdrawal charge separately for each Contribution in accordance with the table below.

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DATA PAGES (CONT'D)

                                                     Current and Maximum
                                                        Percentage of
                       Contract Year                    Contributions
                       -------------                    -------------
                             1                             7.00%
                             2                             6.00%
                             3                             5.00%
                             4                             4.00%
                             5                             3.00%
                             6                             2.00%
                             7                             1.00%
                        8 and later                        0.00%

The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Contract is surrendered, beginning with "Contract Year 1" with respect to each Contribution withdrawn or surrendered. For purposes of the table, for each Contribution, the Contract Year in which we receive that Contribution is "Contract Year 1."

Withdrawal charges will be deducted from the Annuity Account Value in the Investment Options from which each withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

Lump Sum Withdrawals in excess of the Free Corridor Amount or a Minimum Distribution Withdrawal when added to a Lump Sum Withdrawal previously taken in the same Contract Year, which exceeds the Free Corridor Amount will be deemed withdrawals of Contributions in the order in which they were made (that is, the first-in, first-out basis will apply).

The Free Corridor Amount does not apply when calculating the withdrawal charge applicable upon a surrender.

FREE CORRIDOR AMOUNT (SEE SECTION 8.01): 15% of Annuity Account Value at the beginning of the Contract Year, minus any amount previously withdrawn during the Contract Year. Amounts withdrawn up to the Free Corridor Amount will not be deemed a withdrawal of Contributions. In any Contract Year when a Minimum Distribution Withdrawal is the only withdrawal taken, no withdrawal charge will apply.

NO WITHDRAWAL CHARGES WILL APPLY IN THESE EVENTS, EACH OF WHICH OCCURS AFTER THE CONTRACT DATE:
     (1)  the Annuitant dies and a death benefit is payable to the Beneficiary;
     (2) the receipt by us of a properly completed election form providing for the Annuity Account Value to be used to buy a life annuity as described in Section 7.02; and
     (3) we also reserve the right to reduce or waive the Withdrawal Charge if the Annuity Account Value is transferred to another annuity with the Equitable.

CHARGES DEDUCTED FROM ANNUITY ACCOUNT VALUE (SEE SECTION 8.02):
The lesser of $30 or 2% of the Annuity Account Value for the first two Contract Years and $30 for each Contract Year thereafter.

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No Administrative Charge will apply if the Annuity Account Value is more than
$20,000. The Administrative Charges will be deducted on a pro-rata basis among Investment Options. Also, the charges will be prorated for the Contract Year or portion thereof in which the Contract Date occurs or in which the Annuity Account Value is withdrawn or applied to provide an Annuity Benefit or death benefit.

Charges for State Premium and Other Applicable Taxes: A charge for applicable taxes, such as state or local premium taxes generally will be deducted from the amount applied to provide an Annuity Benefit under Section 7.02. In certain states, however, we may deduct the charge from Contributions rather than at the Annuity Commencement Date.

The above charge will be deducted from the Annuity Account Value in the Investment Funds on a pro rata basis. If there is insufficient value in the Investment Funds, all or a portion of the charge will be deducted from the Annuity Account Value with respect to the Guarantee Periods in order of the earliest Expiration Date(s) first.

NUMBER OF FREE TRANSFERS (SEE SECTION 8.03):  Unlimited

DAILY SEPARATE ACCOUNT CHARGES (SEE SECTION 8.04):

Mortality and Expense Risks Charge:
               Current and Maximum           Annual rate of 0.70% (equivalent to
                                             a daily rate of 0.001923%).

Administration Charge:
               Current and Maximum           Annual rate of 0.25% (equivalent to
                                             a daily rate of 0.000692%). We
                                             reserve the right to increase this
                                             charge to an annual rate of 0.35%.

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PART C -- THIS PART LISTS THE TERMS WHICH APPLY TO THE ENDORSEMENT APPLICABLE TO
MARKET VALUE ADJUSTMENT TERMS (MVA ENDORSEMENT).


ALLOCATION RESTRICTIONS (SEE SECTION 3.01): If you are age 76 or older, allocations may be made only to Guarantee Periods with maturities of five years or less; however, in no event may allocations be made to Guarantee Periods with maturities beyond the February 15th immediately following the Annuity Commencement Date.

TRANSFERS AT EXPIRATION DATE (SEE ITEM 1 OF MVA ENDORSEMENT): If no election is made with respect to amounts in the Guaranteed Period Account as of the Expiration Date, such amounts will be transferred into the Guarantee Period with the earliest Expiration Date.

MARKET VALUE ADJUSTMENT (MVA) ON TRANSFERS AND WITHDRAWALS (SEE ITEM 2 OF MVA ENDORSEMENT): The MVA (positive or negative) resulting from a withdrawal or transfer of a portion of the amount in a Guarantee Period will be a percentage of the MVA that would be applicable upon a withdrawal of all of the Annuity Account Value from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by
(ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer.

TRANSFER RULES (SEE SECTION 4.02): Transfers may not be made to a Guarantee Period maturing in the current calendar year. Guarantee Periods to which transfers may be made are limited based on your attained age (see Allocation Restrictions above).

MVA FORMULA (SEE ITEM 3 OF MVA ENDORSEMENT): The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%.

The current rate percentage we use in item (c) of the formula is 0.00%. For purposes of calculating the MVA only, we reserve the right to add up to 0.25% to such current rate percentage.

SEPARATE ACCOUNT (SEE ITEM 5 OF MVA ENDORSEMENT): The portion of the assets of Separate Account No. 46 equal to the reserves and other contract liabilities will not be chargeable with liabilities which arise out of any other business we conduct.

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PART D -- THIS PART LISTS THE TERMS WHICH APPLY TO THE ENDORSEMENT APPLICABLE TO
          TSA CONTRACTS (TSA ENDORSEMENT).


LOAN RESERVE ACCOUNT (SEE ITEM 10(D) OF TSA ENDORSEMENT): On the Loan Effective Date, we will transfer to the Loan Reserve Account only an amount equal to the amount of the loan (instead of 110% of such amount, as described in the TSA Endorsement).

DEFAULT (SEE ITEM 10(g) OF TSA ENDORSEMENT): By each repayment date, if the amount of the loan payment is less than the amount due or the loan payment is not received at our Processing Office, pursuant to our rights described in the TSA Endorsement, we will treat the amount of the unpaid balance of the loan at that time, including interest due but not paid, as a deemed distribution for Federal income tax purposes.

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